UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2013

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	858-794-8889
Not Applicable
___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As reported below in Item 5.07, the stockholders of Halozyme Therapeutics, Inc. (the “Company”) approved the Company's Amended and Restated 2011Stock Plan (the “Amended and Restated Plan”), pursuant to which the Company may grant incentive and nonstatutory stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units, performance units, and performance shares to its employees, directors and consultants, subject to the terms of the Amended and Restated Plan. The Company's Board of Directors approved the Amended and Restated Plan on March 13, 2013, subject to approval by the Company's stockholders. A summary of the Amended and Restated Plan was included in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2013, which is incorporated herein by reference.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
As reported below in Item 5.07, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares (the “Charter Amendment”). The Company's Board of Directors approved the Charter Amendment on March 13, 2013, subject to approval by the Company's stockholders.
The Certificate of Amendment of Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 16, 2013, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K and incorporated herein by reference. A summary of the Charter Amendment was included in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2013.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 16, 2013, the Company held its Annual Meeting of Stockholders. Of the 113,122,900 shares of the Company's common stock outstanding as of the record date, 91,531,778 shares were represented at the annual meeting.
The stockholders considered five proposals at the meeting, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2013. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.
Proposal 1: Election of three Class III directors to hold office for a three-year term expiring 2016 or until their respective successors are duly elected and qualified:

Names	Votes For	Votes Against	Broker Non-Votes
Robert L. Engler, M.D.	64,387,055	1,333,481	25,811,242
Gregory I. Frost, Ph.D.	64,366,851	1,353,685	25,811,242
Connie L. Matsui	64,565,805	1,154,731	25,811,242
Each of the foregoing candidates were elected and each received affirmative votes from more than a majority of the outstanding shares.

Proposal 2: The advisory vote on the compensation of the Company's executive officers was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
61,674,632	4,008,257	37,647	25,811,242
The foregoing proposal was approved.
Proposal 3: The vote to approve the Amended and Restated 2011 Stock Plan was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
61,671,685	3,986,883	61,968	25,811,242
The foregoing proposal was approved.
Proposal 4: The vote to approve an amendment to the Company's Certificate of Incorporation to increase its authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
88,044,989	3,074,004	303,498	109,287
The foregoing proposal was approved.
Proposal 5: The vote on a proposal to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
91,274,771	176,182	80,825	—
The foregoing proposal was approved.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Halozyme Therapeutics, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

May 17, 2013	By:	/s/ Jean I. Liu

	Name:	Jean I. Liu
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Halozyme Therapeutics, Inc.